CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated May 27, 2009 on the financial statements of FBR Balanced Fund (f.k.a. AFBA 5Star Balanced Fund) and FBR Core Bond Fund (f.k.a. AFBA Total Return Bond Fund) as of March 31, 2009 and for the periods indicated therein in the prospectuses and the Statement of Additional Information in this Post-Effective Amendment to the FBR Funds' Registration Statement on Form N-lA.

Cohen Fund Audit Services, Ltd. Westlake, Ohio

March 11, 2010